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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. ____________) pertaining to the Enterprise Management Incentives Scheme and Y Share Scheme of Cramer Systems Group Limited, of our report dated November 3, 2005, with respect to the consolidated financial statements and schedule of Amdocs Limited, included in the Annual Report (Form 20-F) for the year ended September 30, 2005, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

New York, NY
September 27, 2006